SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013 (April 29, 2013)

SIRIUS XM RADIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 30, 2013, we reported our financial and operating results for the three months ended March 31, 2013. These results are discussed in the press release attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2013, we entered into a new employment agreement (the “Employment Agreement”) with James E. Meyer to serve as our Chief Executive Officer through October 31, 2015. The Employment Agreement provides for an annual base salary of $1,550,000 and an opportunity to earn a target annual bonus equal to 200% of base salary. The Employment Agreement is generally consistent with Mr. Meyer’s existing employment agreement, except that it no longer provides for a so-called golden parachute excise tax gross up.

The Employment Agreement also provides, in the case of certain qualifying terminations, for a pro-rated bonus payment for the year of termination based on actual performance, and a lump sum severance payment in an amount equal to Mr. Meyer’s annual base salary plus the greater of 60% of his then annual base salary or the prior year’s bonus actually paid to him. Our obligation to pay the pro-rated bonus and severance is subject to Mr. Meyer’s execution of a valid release of claims against us and his compliance with certain restrictive covenants.

Upon his termination of employment due to the expiration of the Employment Agreement, we have agreed to offer Mr. Meyer a three-year consulting agreement. Pursuant to that consulting agreement, Mr. Meyer will be paid a fee of $2,200,000 per year. In the event Mr. Meyer’s employment is terminated by us without cause, by him for “good reason,” as a result of his death or disability or we otherwise fail to enter into the consulting agreement, then we will pay him or his representative a lump sum of $6,600,000 as compensation for the lost consulting agreement.

In connection with the execution of the Employment Agreement, we will grant Mr. Meyer an option to purchase 10,128,894 shares of our common stock at an exercise price equal to the closing sale price of our common stock on the Nasdaq Global Select Market on the first business day after the execution of the Employment Agreement that the trading window for our employees opens (the “Option”) and restricted stock units (the “RSUs”) with a value of $3,250,000. The Option and the RSUs will vest on October 30, 2015, subject to earlier acceleration or termination under certain circumstances.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel
and Secretary

Dated: April 30, 2013

EXHIBITS

Exhibit	Description of Exhibit

10.1	Employment Agreement, dated as of April 29, 2013, between Sirius XM Radio Inc. and James E. Meyer

99.1	Press Release dated April 30, 2013